Exhibit 99.1

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Jaia Zimmerman
The Blueshirt Group	RightNow Technologies
415.217.7722	650-653-4441 Office
todd@blueshirtgroup.com	650-464-8462 Cell
stacie@blueshirtgroup.com	jzimmerman@rightnow.com

RightNow Reports Second Quarter 2010 Financial Results

Company reports recurring revenue growth of 27%.

BOZEMAN, Mont. (July 28, 2010) — RightNow (NASDAQ: RNOW) today announced results for the second quarter ended June 30, 2010.

Second quarter financial highlights included:

•	Total revenue increased 20% year-over-year, driven by continued recurring revenue growth

•	Recurring revenue increased to $34.7 million, an increase of 27% year-over-year

•	11 transactions greater than $1 million

•	Non-GAAP operating margin of 9% increased 200 basis points year-over-year

•	Total revenue and earnings per share at high end of guidance

Total revenue was $43.5 million in the second quarter of 2010, compared to $36.3 million in the second quarter of 2009, reflecting a 20% increase.  Recurring revenue in the second quarter of 2010 increased 27% to $34.7 million from $27.4 million in the second quarter of 2009.

Net income in the second quarter of 2010 was $1.4 million or $0.04 per share, compared to net income of $36,000, or $0.00 per share, in the second quarter of 2009.  Non-GAAP net income in the second quarter of 2010, which excludes stock-based compensation charges of $1.8 million, was $3.2 million, or $0.09 per share, compared to non-GAAP net income of $2.8 million or $0.09 per share, in the second quarter of 2009.

New, renewed and expanded customer relationships during the second quarter of 2010 included CyberDefender, Gree, Inc., Husqvana, Live Nation, New Balance, Toyota Motor Sales USA, and Yahoo Japan.

“We are pleased to report year-over-year recurring revenue growth of 27%, which we believe is one of the highest of SaaS companies,” stated Greg Gianforte, CEO and founder.  “Companies are demanding solutions to help them respond more effectively to the constantly changing customer dynamic across the web, social and contact center experiences.  Our differentiated vision of solving this mission critical problem with our CX platform is  resonating with large organizations around the world.  We believe that the emerging market for CX solutions is very large and that we are the only vendor with a solution that meets the customer’s requirements.”

“The strength we have seen in our recurring revenue the first half of this year gives us the confidence to maintain our revenue and earnings guidance for the full year despite the foreign currency exchange headwinds we have seen,” said Jeff Davison, CFO.

Stock Repurchase Program:

In addition to the second quarter 2010 financial results, RightNow also announced today that its Board of Directors has authorized a stock repurchase program under which up to $10 million of RightNow's common stock may be repurchased. The shares may be purchased from time to time at prevailing prices in the open market, in block transactions, in privately negotiated transactions, and/or in accelerated share repurchase programs, in accordance with Rule 10b-18 of the Securities and Exchange Commission. The repurchase program becomes effective August 2, 2010, two business days after the Company's second quarter 2010 earnings announcement and will stay in place for the next two years. Any shares repurchased will be held in treasury. RightNow expects to fund such repurchases through its cash and short-term investments, which as of June 30, 2010 were approximately $100 million.

Guidance

•
For the full year 2010, total revenue is expected to be in the range of $175 to $180 million, with recurring revenue growth of approximately 22% compared to previous guidance of approximately 20%.  Net income per share for the full year 2010 is expected to be in the range of $0.18 to $0.22. Non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of $0.40 to $0.45.

•
For the third quarter of 2010, total revenue is expected to be approximately $45.0 million.  Third quarter net income per share is expected to be approximately $0.05. Third quarter non-GAAP net income per share, which excludes stock-based compensation, is expected to be approximately $0.12.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) today.  To access the call, please dial (877) 638-9569, or outside the U.S. (914) 495-8536, at least five minutes prior to the 2:30 p.m. MT start time.  A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Events & Presentations menu. An audio replay will be available between 5:30 p.m. MT July 28, 2010 and 9:59 p.m. MT August 11, 2010 by calling (800) 642-1687 or (706) 645-9291, with Conference ID 88404727. The replay will also be available on the Company’s website at http://investor.rightnow.com.

About RightNow Technologies

RightNow is helping rid the world of bad experiences one consumer interaction at a time, seven million times a day. RightNow CX, the customer experience suite, helps organizations deliver exceptional customer experiences across the web, social networks and contact centers, all delivered via the cloud. With more than eight billion customer interactions delivered, RightNow is the customer experience fabric for nearly 2,000 organizations around the globe. To learn more about RightNow, go to www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, general economic conditions; fluctuations in foreign currency exchange; our business model; our ability to develop or acquire and gain market acceptance for new products and enhancements to existing products in a cost-effective and timely manner; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred tax assets; the success of our efforts to integrate HiveLive’s personnel and processes, following our  acquisition of that entity; the risk of asset impairment associated with the acquisition of HiveLive; the gain or loss of key customers; competitive pressures and other similar factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to expand or contract operations, manage expenses and grow profitability; the rate at which our present and future customers adopt our existing and future products and services; fluctuations in our operating results including our revenue mix and our rate of growth; fluctuations in backlog; the risk that our investments in partner relationships and additional employees will not achieve expected results; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; any unanticipated ambiguities in fair value accounting standards; the amount and timing of any stock repurchases under our stock repurchase program; fluctuations in our operating results from the impact of stock-based compensation expense; our ability to manage and expand our partner relationships; our ability to hire, retain and motivate our employees and manage our growth; the impact of potential future acquisitions, if any; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)

	June 30,	Dec 31,
	2010	2009
Assets
Cash and cash equivalents	$61,212	$41,546
Short-term investments	38,228	54,977
Accounts receivable	33,020	31,850
Term receivables, current	1,271	2,417
Allowance for doubtful accounts	(1,697)	(1,914)
Net receivables	32,594	32,353
Deferred commissions	5,226	6,394
Prepaid and other current assets	3,952	2,434
Total current assets	141,212	137,704

Property and equipment, net	10,850	10,122
Term receivables, non-current	537	1,105
Intangible assets, net	12,561	11,141
Deferred commissions, non-current	3,442	3,461
Other	1,267	902
Total Assets	$169,869	$164,435

Liabilities and Stockholders’ Equity
Accounts payable	$8,503	$5,427
Commissions and bonuses payable	4,597	6,271
Other accrued liabilities	13,510	11,146
Current debt	--	22
Current portion of deferred revenue	86,933	88,603
Total current liabilities	113,543	111,469

Deferred revenue, net of current portion	7,894	12,724

Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	118,652	112,439
Treasury stock, at cost	(15,007)	(15,007)
Accumulated other comprehensive income	1,113	1,125
Accumulated deficit	(56,360)	(58,349)
Total stockholders’ equity	48,432	40,242
Total Liabilities and Stockholders’ Equity	$169,869	$164,435

RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Recurring revenue	$34,730	$27,424	$67,755	$53,469
Professional services	8,724	8,916	17,801	18,908
Total revenue	43,454	36,340	85,556	72,377

Cost of revenue:
Recurring revenue	5,952	4,954	11,831	9,903
Professional services	7,378	6,346	14,710	13,354
Total cost of revenue	13,330	11,300	26,541	23,257

Gross profit	30,124	25,040	59,015	49,120

Operating expenses:
Sales and marketing	18,777	16,008	37,501	30,871
Research and development	4,797	5,051	9,929	9,807
General and administrative	4,324	4,207	8,623	7,653
Total operating expenses	27,898	25,266	56,053	48,331

Income (loss) from operations	2,226	(226)	2,962	789

Interest and other income, net	19	351	202	752

Income before income taxes	2,245	125	3,164	1,541
Provision for income taxes	(841)	(89)	(1,175)	(242)
Net income	$1,404	$36	$1,989	$1,299

Net income per share:
Basic	$0.04	$0.00	$0.06	$0.04
Diluted	$0.04	$0.00	$0.06	$0.04

Shares used in the computation:
Basic	32,000	31,677	31,965	31,730
Diluted	33,427	32,160	33,430	32,207

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$117	$142	$230	$238
Cost of professional services	122	209	236	342
Sales and marketing	726	952	1,477	1,574
Research and development	240	377	497	639
General and administrative	556	1,056	1,076	1,459
Total stock-based compensation	$1,761	$2,736	$3,516	$4,252

RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Operating activities:
Net income	$1,404	$36	$1,989	$1,299
Non-cash adjustments:
Depreciation and amortization	1,872	1,726	3,937	3,613
Stock-based compensation	1,761	2,736	3,516	4,252
Provision for losses on accounts receivable	31	30	81	87
Changes in operating accounts:
Receivables	(2,910)	(5,171)	(461)	8,398
Prepaid and other current assets	(369)	19	(1,868)	(107)
Deferred commissions	544	(602)	989	(77)
Accounts payable	1,099	1,937	3,144	830
Commissions and bonuses payable	(329)	1,743	(1,573)	(810)
Other accrued liabilities	1,053	1,162	2,564	446
Deferred revenue	(160)	(2,038)	(4,774)	(11,467)
Other	18	503	(19)	503
Cash provided by operating activities	4,014	2,081	7,525	6,967

Investing activities:
Net change in investments	17,107	(6,059)	16,765	(8,310)
Acquisition of property and equipment	(2,195)	(1,846)	(3,836)	(2,530)
Intangible asset additions	(1,305)	--	(2,339)	--
Other	--	5	--	5
Cash provided (used) in investing activities	13,607	(7,900)	10,590	(10,835)

Financing activities:
Proceeds from issuance of common stock	409	151	1,568	229
Excess tax benefit of stock options exercised	802	48	1,130	137
Common stock repurchased	--	--	--	(1,798)
Payments on current and long-term debt, respectively	(10)	(11)	(22)	(23)
Cash provided (used) by financing activities	1,201	188	2,676	(1,455)

Effect of foreign exchange rates on cash and cash equivalents	(724)	1,156	(1,125)	905

Increase (decrease) in cash and cash equivalents	18,098	(4,475)	19,666	(4,418)

Cash and cash equivalents at beginning of period	43,114	51,462	41,546	51,405
Cash and cash equivalents at end of period	$61,212	$46,987	$61,212	$46,987

RightNow Technologies, Inc.
Reconciliation of Non-GAAP Measurements
 (Amounts in thousands, except per share amounts) (Unaudited)

Earnings Per Share Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income as reported	$1,404	$36	$1,989	$1,299
Add stock-based compensation (“SBC”)	1,761	2,736	3,516	4,252
Net income before SBC	$3,165	$2,772	$5,505	$5,551

Net income per share, as reported (basic)	$0.04	$0.00	$0.06	$0.04
Net income per share, as reported (diluted)	$0.04	$0.00	$0.06	$0.04
Net income per share, before SBC (basic)	$0.10	$0.09	$0.17	$0.17
Net income per share, before SBC (diluted)	$0.09	$0.09	$0.16	$0.17

Shares outstanding (basic), as reported	32,000	31,677	31,965	31,730
Shares outstanding (diluted), as reported	33,427	32,160	33,430	32,207

Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
	From	To	Adjustment		From	To
Third quarter ending September 30, 2010
Net income (approximately)	n/a	$1,750	$2,200	[a]	n/a	$3,950
Net income per share (approximately)	n/a	$0.05			n/a	$0.12
Shares (diluted)	n/a	34,000			n/a	34,000

Year ending December 31, 2010
Net income	$6,000	$7,450	$7,700	[a]	$13,700	$15,150
Net income per share	$0.18	$0.22			$0.40	$0.45
Shares (diluted)	34,000	34,000			34,000	34,000

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with FASB Accounting Standards Codification, Topic 718, Compensation-Stock Compensation, which is effective for periods beginning January 1, 2006.

About Non-GAAP Financial Measures
Non-GAAP net income and diluted net income per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income and net income  per share or any other performance measure determined in accordance with GAAP.  We present non-GAAP net income and net income per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation.  Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.  Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.  In calculating non-GAAP net income and net income per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance.  Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP net income and net income per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and net income per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net income and GAAP net income per share.  In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•	Other companies inside and outside of our industry may calculate non-GAAP net income and net income per share differently than we do, limiting their usefulness as a comparative tool; and
•
The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future.  The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures.  The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.  The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.  For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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